UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 23, 2008

UNIFIRST CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-8504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (978) 658-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2008, UniFirst Corporation (the “Company”) adopted an amendment (the “Amendment”) to the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan (the “SERP”) in which the Company’s named executive officers participate. No benefits are increased because of the amendment. The amendment is meant to clarify the definition of “separation from service” and to conform with final regulations interpreting Internal Revenue Code Section 409A. Prior to amendment, the SERP did not specifically address whether a transition to part-time employment after retirement was a “separation from service” which would permit payments to commence. As amended, the SERP provides that payments will start for participants who have retired but who continue to provide services on a part-time schedule, provided that the part-time schedule is less than ½ of the participant’s previous full time schedule.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1*	Amendment to the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan dated as of December 23, 2008.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: December 23, 2008	By:	/s/ Ronald D. Croatti
	Name:	Ronald D. Croatti
	Title:	President and Chief Executive Officer

	By:	/s/ John B. Bartlett
	Name:	John B. Bartlett
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1*	Amendment to the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan dated as of December 23, 2008.

* Filed herewith